                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated August 20, 2000, in this Current Report (Form 8-K/A) of Broadcom Corporation with respect to the consolidated financial statements of Altima Communications, Inc.


                                                  /s/ ERNST & YOUNG LLP

Orange County, California
November 8, 2000